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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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ARES CAPITAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Ares Capital Corporation
245 Park Avenue, 44th Floor
New York, NY 10167

June 8, 2020

Dear Stockholder:

        You are cordially invited to attend a Special Meeting of Stockholders (the "Special Meeting") of Ares Capital Corporation (the "Company") to be held on August 13, 2020 at 3:00 p.m., Los Angeles Time, at the offices of Kirkland & Ellis LLP, 2049 Century Park East, Suite 3700, Los Angeles, California 90067.

        The attached Notice of Special Meeting and Proxy Statement describe the formal business to be transacted at the Special Meeting. At the meeting, you will be asked to approve a proposal to authorize the Company, with the approval of its board of directors, to sell or otherwise issue shares of its common stock at a price below its then current net asset value per share subject to certain limitations set forth herein (including, without limitation, that the number of shares issued does not exceed 25% of its then outstanding common stock).

        Your vote is important regardless of the number of shares you own. We urge you to fill out, sign, date and mail the enclosed proxy card or authorize your proxy by telephone or through the Internet as soon as possible even if you currently plan to attend the Special Meeting. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting.

        On behalf of your board of directors, thank you for your continued interest and support.

Sincerely,
Michael J Arougheti Co-Chairman of the Board of Directors
Bennett Rosenthal Co-Chairman of the Board of Directors

Ares Capital Corporation
245 Park Avenue, 44th Floor
New York, NY 10167

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 13, 2020

To the Stockholders of Ares Capital Corporation:

        Notice is hereby given that a Special Meeting of Stockholders (the "Special Meeting") of Ares Capital Corporation, a Maryland corporation (the "Company"), will be held on August 13, 2020 at 3:00 p.m., Los Angeles Time, at the offices of Kirkland & Ellis LLP, 2049 Century Park East, Suite 3700, Los Angeles, California 90067 for the following purpose:

  1.
  To consider and vote upon a proposal to authorize the Company, with the approval of its board of directors, to sell or otherwise issue shares of its common stock at a price below its then current net asset value per share subject to certain limitations set forth herein (including, without limitation, that the number of shares issued does not exceed 25% of its then outstanding common stock).

        Only the holders of record of shares of the Company's common stock (NASDAQ: ARCC) at the close of business on June 5, 2020 will be entitled to receive notice of and vote at the meeting.

        It is important that all stockholders participate in the affairs of the Company, regardless of the number of shares owned. Accordingly, the Company urges you to promptly fill out, sign, date and mail the enclosed proxy card or authorize your proxy by telephone or through the Internet as soon as possible even if you plan to attend the meeting. Instructions are shown on the proxy card.

        You have the option to revoke your proxy at any time prior to the meeting, or to vote your shares personally on request if you attend the meeting. If there are not sufficient votes for a quorum or to approve or ratify the foregoing proposal at the time of the Special Meeting, the Special Meeting may be adjourned in order to permit further solicitation of proxies by the Company.

        The Company currently intends to hold the Special Meeting in person. However, the Company is actively monitoring developments in connection with the coronavirus (COVID 19) pandemic and is sensitive to the public health and travel concerns that stockholders may have and the protocols or guidance that federal, state and local governments and agencies such as the Center for Disease Control and World Health Organization may recommend or impose. In the event it is not possible or advisable to hold the Special Meeting in person, the Company will announce alternative arrangements for the meeting as promptly as possible, which may include holding the Special Meeting solely by means of remote communication. If the Special Meeting will be held solely by remote communication, the Company will announce that fact as promptly as practicable, and details on how to participate will be issued by press release, posted on the website at which the Company's proxy materials are available at https://materials.proxyvote.com/04010L, and filed with the U.S. Securities and Exchange Commission as additional proxy material. Please monitor the website at which the Company's proxy materials are available at https://materials.proxyvote.com/04010L for updated information. As always, the Company encourages you to vote your shares at the Special Meeting.

By Order of the Board of Directors,

Joshua M. Bloomstein Secretary
New York, New York June 8, 2020

Ares Capital Corporation
245 Park Avenue, 44th Floor
New York, NY 10167

PROXY STATEMENT
SPECIAL MEETING OF STOCKHOLDERS

        The proxy card that accompanies this proxy statement is being solicited by the board of directors (the "Board") of Ares Capital Corporation, a Maryland corporation (the "Company," "we," "us" or "our"), for use at the Company's Special Meeting of Stockholders (the "Special Meeting") to be held on August 13, 2020 at 3:00 p.m., Los Angeles Time, at the offices of Kirkland & Ellis LLP, 2049 Century Park East, Suite 3700, Los Angeles, California 90067, or at any adjournment or postponement thereof. This proxy statement, the Notice of Special Meeting of Stockholders and the accompanying proxy card are first being released to the Company's stockholders on or about June 8, 2020.

        We encourage you to vote your shares, either by voting in person at the Special Meeting or by granting a proxy (i.e., authorizing someone to vote your shares). If you properly authorize your proxy and the Company receives it in time for the Special Meeting, the persons named as proxies will vote the shares registered directly in your name in the manner that you specify. If no specification is made, the votes entitled to be cast by you will be cast FOR the proposal to authorize the Company, with the approval of the Board, to sell or otherwise issue shares of its common stock at a price below its then current net asset value per share subject to certain limitations set forth herein (including, without limitation, that the number of shares issued does not exceed 25% of its then outstanding common stock).

        Any stockholder "of record" (i.e., stockholders holding shares directly in their name) giving a valid proxy for the Special Meeting may revoke it before it is exercised by giving a later-dated properly executed proxy, by giving notice of revocation to the Company in writing before or at the Special Meeting or by attending the Special Meeting and voting in person. However, the mere presence of the stockholder at the Special Meeting does not revoke the proxy. If your shares are held for your account by a broker, bank or other institution or nominee, you may vote such shares at the Special Meeting only if you obtain proper written authority from your broker, bank or other institution or nominee and present it at the meeting. If your shares are held for your account by a broker, bank or other institution or nominee, to revoke any voting instructions prior to the time the vote is taken at the Special Meeting, you must contact such broker, bank or other institution or nominee to determine how to revoke your vote in accordance with its policies a sufficient time in advance of the Special Meeting.

        Unless revoked as stated above, the shares of common stock represented by valid proxies will be voted on all matters to be acted upon at the Special Meeting.

        The record date for determination of stockholders entitled to vote at the Special Meeting is the close of business on June 5, 2020. As of June 5, 2020, there were 422,622,119 shares of the Company's common stock outstanding. Each share of common stock has one vote. If your shares are held for your account by a broker, bank or other institution or nominee, your broker, bank or other institution or nominee will not vote your shares unless you provide instructions to your broker, bank or other institution or nominee on how to vote your shares. You should instruct your broker, bank or other institution or nominee how to vote your shares by following the voting instructions provided by your broker, bank or other institution or nominee. The presence, in person or by proxy, of the holders of shares of common stock of the Company entitled to cast a majority of the votes entitled to be cast shall constitute a quorum for the purposes of the Special Meeting. If there are not sufficient votes for a quorum or to approve or ratify the foregoing proposal at the time of the Special Meeting, the chairman of the meeting may adjourn the Special Meeting in order to permit further solicitation of proxies by the Company.

        Abstentions and broker non-votes will be deemed to be present for the purpose of determining a quorum for the Special Meeting. However, abstentions and broker non-votes are not counted as votes cast. A "broker non-vote" with respect to a matter occurs when a broker, bank or other institution or nominee holding shares on behalf of a beneficial owner has not received voting instructions from the beneficial owner on a particular proposal and does not have, or chooses not to exercise, discretionary authority to vote the shares on such proposals. Notwithstanding the foregoing, the Company does not expect many, if any, broker non-votes at the Special Meeting because there are no routine proposals to be voted on at the Special Meeting.

        You may vote "For" or "Against," or abstain from voting on, Proposal 1 (to authorize the Company, with the approval of the Board, to sell or otherwise issue shares of its common stock at a price below its then current net asset value per share subject to certain limitations set forth herein (including, without limitation, that the number of shares issued does not exceed 25% of its then outstanding common stock)). The affirmative vote of holders of at least a "majority," as defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"), of (1) the outstanding shares of the Company's common stock and (2) the outstanding shares of the Company's common stock held by persons that are not affiliated persons of the Company, is required to approve Proposal 1. Under the Investment Company Act, the vote of holders of a "majority" means the vote of the holders of the lesser of (a) 67% or more of the outstanding shares of the Company's common stock present or represented by proxy at the Special Meeting if the holders of more than 50% of the shares of the Company's common stock are present or represented by proxy or (b) more than 50% of the outstanding shares of the Company's common stock. Abstentions and broker non-votes, if any, will have the effect of a vote "Against" Proposal 1.

        The Company will bear the cost of solicitation of proxies in the form accompanying this statement. Proxies will be solicited by mail or by requesting brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares of common stock held of record by such brokers, custodians, nominees and fiduciaries, each of whom the Company will reimburse for its expenses in so doing. In addition to the use of mail, directors, officers and regular employees of Ares Capital Management LLC, the Company's investment adviser ("Ares Capital Management" or the "investment adviser"), or Ares Operations LLC, the Company's administrator ("Ares Operations" or the "administrator"), without special compensation therefor, may solicit proxies personally or by telephone, electronic mail, facsimile or other electronic means from stockholders. The address of each of Ares Capital Management and Ares Operations is 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067.

        The Company has engaged the services of D.F. King & Co., Inc. ("D.F. King") for the purpose of assisting in the solicitation of proxies at an anticipated cost of approximately $7,500, plus reimbursement of certain expenses and fees for additional services requested. Please note that D.F. King may solicit stockholder proxies by telephone on behalf of the Company. They will not attempt to influence how you vote your shares, but only ask that you take the time to authorize your proxy. You may also be asked if you would like to authorize your proxy over the telephone and to have your voting instructions transmitted to the Company's proxy tabulation firm.

 SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

        The following table sets forth, as of June 5, 2020 (unless otherwise noted), the number of shares of the Company's common stock beneficially owned by each of its current directors and named executive officers, all directors, executive officers and certain other officers as a group and certain beneficial owners, according to information furnished to the Company by such persons or publicly available filings.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "Commission") and includes voting or investment power with respect to the securities. Ownership information for those persons who beneficially own 5% or more of the outstanding shares of the Company's common stock is based upon Schedule 13D, Schedule 13G or other filings by such persons with the Commission and other information obtained from such persons. To the Company's knowledge, as of June 5, 2020, there were no persons that owned 5% or more of the outstanding shares of the Company's common stock. Except as otherwise noted below, each person named in the following table has sole voting and investment power with respect to all shares of the Company's common stock that he or she beneficially owns.

        The address for Messrs. Arougheti, deVeer, Goldstein, Rosen and Smith and Ms. Roll is c/o Ares Capital Corporation, 245 Park Avenue, 44th Floor, New York, New York 10167. The address for each of the other directors, executive officers and certain other officers is c/o Ares Capital Corporation, 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Directors and Named Executive Officers:
Interested Directors
Michael J Arougheti	1,229,375	*
R. Kipp deVeer	225,000	*
Robert L. Rosen	37,749	*
Bennett Rosenthal	255,138(2)	*
Independent Directors
Steve Bartlett	27,276	*
Ann Torre Bates	32,000(3)	*
Daniel G. Kelly, Jr.	32,990	*
Steven B. McKeever	34,286	*
Michael K. Parks	4,529	*
Eric B. Siegel	51,154(4)	*
Named Executive Officers Who Are Not Directors
Mitchell Goldstein	269,204	*
Michael L. Smith	151,012	*
Penni F. Roll	70,952(5)	*
All Directors, Executive Officers and Certain Other Officers as a Group (18 persons)	2,521,783(6)	*

*
Represents less than 1%.

(1)
Based on shares outstanding as of June 5, 2020.

(2)
Consists of 255,138 shares of common stock indirectly beneficially owned by Mr. Rosenthal through BAR Holdings, LLC of which Mr. Rosenthal is the manager.

(3)
Consists of (i) 24,000 shares of common stock owned directly; and (ii) 8,000 shares of common stock indirectly beneficially owned by Ms. Bates through her spouse.

(4)
Consists of (i) 40,916 shares of common stock owned directly; (ii) 8,166 shares of common stock indirectly beneficially owned by Mr. Siegel through his spouse; and (iii) 2,072 shares of common stock indirectly beneficially owned by Mr. Siegel through one of his children sharing the same household as Mr. Siegel. Mr. Siegel has shared voting and investment authority with respect to shares held by his spouse. Mr. Siegel disclaims beneficial ownership of the 2,072 shares of common stock indirectly beneficially owned by Mr. Siegel through one of his children sharing the same household as Mr. Siegel, except to the extent of his pecuniary interest, if any.

(5)
Consists of (i) 11,147 shares of common stock owned directly; and (ii) 59,805 shares of common stock indirectly beneficially owned by Ms. Roll through a trust for the benefit of Ms. Roll, her spouse and her children.

(6)
Includes shares owned by officers of the Company that are not "Named Executive Officers," as defined in Item 402 of Regulation S-K, as promulgated under the Securities Act of 1933 ("Regulation S-K").

PROPOSAL 1: AUTHORIZATION OF THE COMPANY TO SELL OR OTHERWISE ISSUE SHARES OF ITS COMMON STOCK AT A PRICE BELOW ITS THEN CURRENT NET ASSET VALUE PER SHARE SUBJECT TO THE CONDITIONS SET FORTH IN THIS PROPOSAL

        The Company is a closed-end investment company that has elected to be regulated as a business development company ("BDC") under the Investment Company Act. As a BDC, the Company is generally prohibited from issuing its common stock at a price below the then current net asset value per share ("NAV") unless it meets certain conditions, including obtaining stockholder approval.

        As a result, the Company is seeking the approval of its common stockholders so that it may, in one or more public or private offerings of its common stock, sell or otherwise issue shares of its common stock, not exceeding 25% of its then outstanding common stock, at a price below NAV, subject to the conditions set forth in this proposal. If approved, the authorization would be effective for common stock issued during a twelve-month period expiring on the anniversary of the date of this Special Meeting. The Company has sought and received stockholder approval for similar proposals for each of the last 11 years.

        The Board, including a majority of the directors who have no financial interest in this proposal and a majority of the independent directors, has approved this proposal as in the best interests of the Company and its stockholders and recommends it to the stockholders for their approval. For these purposes, directors will not be deemed to have a financial interest solely by reason of their ownership of the Company's common stock. The Board believes that having the flexibility for the Company to sell its common stock below NAV in certain instances is in the Company's best interests and the best interests of its stockholders. This would, among other things, provide access to the capital markets to pursue attractive investment opportunities during periods of volatility and improve capital resources to enable the Company to compete more effectively for high quality investment opportunities (which may include acquisitions of other companies or investment portfolios) and to add financial flexibility to comply with regulatory requirements and debt facility covenants, including the applicable debt to equity ratio. Upon obtaining the requisite stockholder approval, the Company will comply with the conditions described below in connection with any offering undertaken pursuant to this proposal. See below for a discussion of the risks of dilution.

Background and Reasons to Offer Common Stock Below NAV

  Market Conditions Have Created, and May in the Future Create, Attractive Investment and Acquisition Opportunities

        From time to time, global capital markets may experience periods of disruption and instability. For example, as of the date of this document, there is an outbreak of a highly contagious form of a novel coronavirus ("COVID-19"), which the World Health Organization has declared a global pandemic, the United States has declared a national emergency, and for the first time in its history, every state in the United States has been under a federal disaster declaration. Many states, including those in which the Company and its portfolio companies operate, have issued orders requiring the closure of non-essential businesses and/or requiring residents to stay at home. The COVID-19 pandemic and preventative measures taken to contain or mitigate its spread have caused, and are continuing to cause, business shutdowns, cancellations of events and travel, significant reductions in demand for certain goods and services, reductions in business activity and financial transactions, supply chain interruptions and overall economic and financial market instability both globally and in the United States. Such effects will likely continue for the duration of the pandemic, which is uncertain, and for some period thereafter. The Company believes that favorable investment opportunities to invest at attractive risk-adjusted returns, including opportunities to make acquisitions of other companies or investment portfolios at attractive values, may be created during this volatile period and during other periods of disruption and volatility. For example, the Company completed its acquisition of Allied Capital Corporation during a period of disruption and volatility, which was accretive to the Company as described in further detail below.

        Despite actions of the U.S. federal government and foreign governments, the uncertainty surrounding the COVID-19 pandemic and other factors have contributed to significant volatility and declines in the global public equity markets and global debt capital markets. BDCs as an industry have been trading below NAV, and shares of the Company's common stock have generally been trading below the last applicable reported NAV, since March 6, 2020. There can be no assurance that these adverse market conditions will not continue or worsen in the future. If adverse market conditions continue or increase in severity and duration, the Company and other companies in the financial services sector may not have access to sufficient debt and equity capital in order to take advantage of attractive investment opportunities, including opportunities to make acquisitions of other companies or investment portfolios, that are created during these periods. In addition, the debt capital that will be available, if any, may be at a higher cost and on less favorable terms and conditions in the future. Given the difficult market environment and increased market volatility, stockholder approval of the proposal to sell shares of the Company's common stock below NAV, subject to the conditions set forth in this proposal, would provide the Company with maximum flexibility to take advantage of such attractive investment and acquisition opportunities, which typically need to be made expeditiously.

  Status as a BDC and RIC and Maintaining a Favorable Debt to Equity Ratio

        As a BDC and a regulated investment company ("RIC") for tax purposes, the Company is limited in its ability to increase its capital through retained earnings. RICs generally must distribute substantially all of their earnings to stockholders as dividends in order to achieve pass-through tax treatment, which prevents the Company from retaining meaningful amounts of earnings to support operations, which may include making new investments (including investments into existing portfolio companies). Further, the Company must meet a debt to equity ratio of less than approximately 2:1 in order to incur debt or issue senior securities. In addition, certain of the Company's debt facilities also require that it maintain such debt to equity ratio. Therefore, to continue to increase and maintain the Company's investment portfolio, the Company endeavors to maintain consistent access to capital through the public and private debt markets and the public equity markets enabling it to take advantage of investment opportunities as they arise.

        Exceeding such debt to equity ratio could have severe negative consequences for the Company, including the inability to pay dividends, breach of debt covenants and failure to qualify for tax treatment as a RIC. Although the Company does not currently expect that it will exceed the allowable debt to equity ratio, the markets it operates in and the general economy are currently volatile given the effects of the COVID-19 pandemic and may be continue to be volatile and uncertain in the future. The COVID-19 pandemic has adversely impacted the valuations of certain investments and created unrealized losses on certain investments. Any such write downs in value, as well as unrealized losses based on the underlying performance of the Company's portfolio companies, have negatively impacted, and any additional write-downs and unrealized losses may further negatively impact, stockholders' equity and the resulting debt to equity ratio. Issuing additional equity would allow the Company to realign its debt to equity ratio and avoid these negative consequences. In addition to meeting legal requirements applicable to BDCs, having a more favorable debt to equity ratio would also generally strengthen the Company's balance sheet, potentially improve access to the debt markets and give it more flexibility to fully execute its business strategy.

        ARCC's History of Raising Equity Capital While Having Stockholder Approval to Issue Shares of Common Stock Under NAV

        The Company has received annual stockholder approval to issue shares of its common stock under NAV on terms similar to what is being requested herein for each of the last 11 years (the "Annual Under NAV Approval"), and despite the Company trading below NAV for periods during such time frame, it has only used the flexibility specifically provided by the Annual Under NAV Approval one time (the Company's acquisitions have required separate stockholder approvals). In 2009, during a period of significant credit market volatility when credit spreads increased materially, the Company, acting pursuant to the Annual Under NAV Approval, prudently issued shares of its common stock at a price below NAV and invested the proceeds from such issuance at attractive returns to stockholders. These proceeds were also used to create liquidity and financial flexibility in an uncertain time of extreme volatility. While such issuance was at a price below NAV, it resulted in less than a 2.5% dilution in the aggregate net asset value of the Company. Additionally, the Company believes that this financial flexibility was a key component of the Company's ability to opportunistically acquire Allied Capital Corporation, which transaction was agreed to on October 26, 2009 and closed on April 1, 2010 (the "Allied Acquisition"). The Company's NAV increased during the one-year period following the date of the Company's most recently determined NAV prior to such issuance, increasing from $11.21 (as of June 30, 2009) to $14.11 (as of June 30, 2010). The increase in the Company's NAV from June 30, 2009 to June 30, 2010 includes a $1.11 per share increase related to the gain on the Allied Acquisition. Furthermore, for the one-year period following the date of such issuance, the Company's total stockholder return outperformed that of every other BDC with a market capitalization of greater than $500 million. Therefore, periods of market volatility and dislocation have created, and may create again, favorable opportunities for the Company to make investments at attractive risk-adjusted returns, including opportunities that may increase NAV over the longer term, even if financed with the issuance of common stock below NAV.

        All offerings of common stock since the below NAV issuance in 2009 have been at prices above NAV (other than the issuance of shares in connection with the Company's acquisition of American Capital, Ltd. on January 3, 2017, which issuance was made pursuant to separate stockholder approval).

  Summary

        The Board believes that having the flexibility to issue common stock below NAV in certain instances is in the best interests of the Company and its stockholders. During volatile periods, such as the current period as a result of the COVID-19 pandemic, this would, among other things, provide access to capital markets to pursue attractive investment and acquisition opportunities, improve capital resources to enable the Company to compete more effectively for high quality investment opportunities and add financial flexibility to comply with regulatory requirements and debt facility covenants, including the applicable debt to equity ratio. It could also minimize the likelihood that the Company would be required to sell assets that the Company would not otherwise sell, which sales could occur at times and at prices that are disadvantageous to the Company and its stockholders.

        While the Company has no immediate plans to issue any shares of its common stock below NAV, it is seeking stockholder approval now in order to provide flexibility if it desires in the future to issue shares of its common stock below NAV, which typically must be undertaken quickly. The final terms of any such sale will be determined by the Board at the time of issuance and the shares of common stock will not include preemptive rights. Also, because the Company has no immediate plans to issue any shares of its common stock below NAV, it is not possible to describe the transaction or transactions in which such shares of common stock would be issued. Instead, any transaction in which the Company issues such shares of common stock, including the nature and amount of consideration that would be received by the Company at the time of issuance and the use of any such consideration, will be reviewed and approved by the Board at the time of issuance. If this proposal is approved, no further authorization from the stockholders will be solicited prior to any such issuance in accordance with the terms of this proposal. If approved, the authorization would be effective for common stock issued during a twelve-month period expiring on the anniversary of the date of the Special Meeting.

Trading History

        The following table sets forth, for each fiscal quarter during the last three fiscal years and the first two quarters of the current fiscal year, the Company's NAV (where it has been determined), the range of high and low closing sales prices of its common stock as reported on The NASDAQ Global Select Market and the closing sales price as a premium (discount) to NAV. On June 5, 2020, the last reported closing sales price of the Company's common stock on The NASDAQ Global Select Market was $15.49 per share, which represented a discount of approximately 0.58% to the NAV reported by the Company as of March 31, 2020.

				High Sales Price Premium (Discount) to NAV(2)	Low Sales Price Premium (Discount) to NAV(2)
		Price Range
	NAV(1)	High	Low
Year ending December 31, 2017
First Quarter	$16.50	$17.81	$16.42	7.9%	(0.5)%
Second Quarter	$16.54	$17.64	$16.18	6.7%	(2.2)%
Third Quarter	$16.49	$16.52	$15.67	0.2%	(5.0)%
Fourth Quarter	$16.65	$16.61	$15.69	(0.2)%	(5.8)%
Year ending December 31, 2018
First Quarter	$16.84	$16.28	$15.25	(3.3)%	(9.4)%
Second Quarter	$17.05	$17.09	$15.90	0.2%	(6.8)%
Third Quarter	$17.16	$17.51	$16.45	2.0%	(4.1)%
Fourth Quarter	$17.12	$17.58	$14.71	2.7%	(14.1)%
Year ending December 31, 2019
First Quarter	$17.21	$17.48	$15.28	1.57%	(11.21)%
Second Quarter	$17.27	$18.12	$17.22	4.92%	(0.29)%
Third Quarter	$17.26	$19.19	$17.99	11.18%	4.23%
Fourth Quarter	$17.32	$19.02	$18.1	9.82%	4.50%
Year ending December 31, 2020
First Quarter	$15.58	$19.23	$8.08	23.4%	(48.1)%
Second Quarter (through June 5, 2020)	*	$15.63	$9.13	*	*

(1)
NAV is determined as of the last day in the relevant quarter and therefore may not reflect NAV on the date of the high and low closing sales prices. The NAVs shown are based on outstanding shares of common stock at the end of the relevant quarter.

(2)
Calculated as the respective high or low closing sales price less NAV, divided by NAV (in each case as of the applicable quarter).

*
NAV has not yet been calculated for this period. NAV for the second quarter of 2020 will be available with the filing of the Company's Quarterly Report on Form 10-Q for such quarter, which will be filed on or before August 10, 2020.

        The Company's common stock has historically traded at prices both above and below its NAV and is currently trading below NAV. It is not possible to predict whether its common stock will trade at, above or below NAV in the future.

Examples of Dilutive Effect of the Issuance of Shares Below NAV

        The following three headings and accompanying tables explain and provide hypothetical examples on the impact of a public offering of the Company's common stock at a price less than NAV on three different types of investors:

  •
  existing stockholders who do not purchase any shares in the offering;

  •
  existing stockholders who purchase a relatively small amount of shares in the offering or a relatively large amount of shares in the offering; and

  •
  new investors who become stockholders by purchasing shares in the offering.

        A placement of common stock at a price less than NAV to a third party in a private placement would have an impact substantially similar to the impact on existing stockholders who do not purchase any shares in the public offering described below.

  Impact on Existing Stockholders Who Do Not Participate in the Offering

        The Company's existing stockholders who do not participate in an offering below NAV or who do not buy additional shares in the secondary market at the same or lower price as the Company obtains in the offering (after expenses and commissions) face the greatest potential risks. These stockholders will experience an immediate dilution in the net asset value of the shares of common stock they hold. These stockholders will also experience a disproportionately greater decrease in their participation in the Company's earnings and assets and their voting power than the increase the Company will experience in its assets, potential earning power and voting interests due to such offering. These stockholders may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential increases and decreases in NAV.

        This decrease could be more pronounced as the size of the offering and level of discounts increases. Further, if current stockholders do not purchase any shares to maintain their percentage interest, regardless of whether such offering is above or below NAV, their voting power will be diluted.

        The following chart illustrates the level of NAV dilution that would be experienced by a nonparticipating stockholder in three different hypothetical offerings of different sizes and levels of discount from NAV. It is not possible to predict the level of market price decline that may occur. These examples are provided for illustrative purposes only.

        The examples assume that the issuer has 30 million shares outstanding, $600 million in total assets and $150 million in total liabilities. The current net asset value and NAV per share are thus $450 million and $15.00. The chart illustrates the dilutive effect on Stockholder A of (a) an offering of 1.5 million shares of common stock (5% of the outstanding shares) at $14.25 per share after offering expenses and commissions (a 5% discount from NAV), (b) an offering of 3 million shares of common stock (10% of the outstanding shares) at $13.50 per share after offering expenses and commissions (a 10% discount from NAV), (c) an offering of 6 million shares of common stock (20% of the outstanding shares) at $12.00 per share after offering expenses and commissions (a 20% discount from NAV) and (d) an offering of 7.5 million shares of common stock (25% of the outstanding shares) at $11.25 per share after offering expenses and commissions (a 25% discount from NAV). The prospectus pursuant to which any discounted offering is made will include a chart based on the actual number of shares of common stock in such offering and the actual discount to the most recently determined NAV. It is not possible to predict the level of market price decline that may occur.

		Example 1		Example 2		Example 3		Example 4
		5% Offering at 5% Discount		10% Offering at 10% Discount		20% Offering at 20% Discount		25% Offering at 25% Discount
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public		$15.00	—	$14.21	—	$12.63	—	$11.84	—
Net Proceeds per Share to Issuer		$14.25	—	$13.50	—	$12.00	—	$11.25	—
Decrease to Net Asset Value
Total Shares Outstanding	30,000,000	31,500,000	5.00%	33,000,000	10.00%	36,000,000	20.00%	37,500,000	25.00%
Net Asset Value per Share	$15.00	$14.96	(0.24)%	$14.86	(0.91)%	$14.50	(3.33)%	$14.25	(5.00)%
Dilution to Nonparticipating Stockholder
Shares Held by Stockholder A	30,000	30,000	0.00%	30,000	0.00%	30,000	0.00%	30,000	0.00%
Percentage Held by Stockholder A	0.10%	0.10%	(4.76)%	0.09%	(9.09)%	0.08%	(16.67)%	0.08%	(20.00)%
Total Net Asset Value Held by Stockholder A	$450,000	$448,929	(0.24)%	$445,909	(0.91)%	$435,000	(3.33)%	$427,500	(5.00)%
Total Investment by Stockholder A (Assumed to Be $15.00 per Share)	$450,000	$450,000		$450,000		$450,000		$450,000
Total Dilution to Stockholder A (Total Net Asset Value Less Total Investment)		$(1,071)		$(4,091)		$(15,000)		$(22,500)
Investment per Share Held by Stockholder A (Assumed to be $15.00 per Share on Shares Held Prior to Sale)	$15.00	$15.00	0.00%	$15.00	0.00%	$15.00	0.00%	$15.00	0.00%
Net Asset Value per Share Held by Stockholder A		$14.96		$14.86		$14.50		$14.25
Dilution per Share Held by Stockholder A (Net Asset Value per Share Less Investment per Share)		$(0.04)		$(0.14)		$(0.50)		$(0.75)
Percentage Dilution to Stockholder A (Dilution per Share Divided by Investment per Share)			(0.24)%		(0.91)%		(3.33)%		(5.00)%

  Impact on Existing Stockholders Who Do Participate in the Offering

        The Company's existing stockholders who participate in an offering below NAV or who buy additional shares in the secondary market at the same or lower price as the Company obtains in the offering (after expenses and commissions) will experience the same types of NAV dilution as the nonparticipating stockholders, although at a lower level, to the extent they purchase less than the same percentage of the discounted offering as their interest in shares of the Company's common stock immediately prior to the offering. The level of NAV dilution will decrease as the number of shares such stockholders purchase increases. Existing stockholders who buy more than such percentage will experience NAV dilution but will, in contrast to existing stockholders who purchase less than their proportionate share of the offering, experience accretion in NAV over their investment per share and will also experience a disproportionately greater increase in their participation in the Company's earnings and assets and their voting power than the Company's increase in assets, potential earning power and voting interests due to such offering. The level of accretion will increase as the excess number of shares such stockholder purchases increases. Even a stockholder who over-participates will, however, be subject to the risk that the Company may make additional discounted offerings in which such stockholder does not participate, in which case such a stockholder will experience NAV dilution as described above in such subsequent offerings. These stockholders may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential increases and decreases in NAV. This decrease could be more pronounced as the size of the offering and level of discounts increases.

        The following chart illustrates the level of dilution and accretion in the hypothetical 20% discount offering from the prior chart (Example 3) for a stockholder that acquires shares equal to (a) 50% of its proportionate share of the offering (i.e., 3,000 shares, which is 0.05% of an offering of 6 million shares) rather than its 0.10% proportionate share and (b) 150% of such percentage (i.e., 9,000 shares, which is

0.15% of an offering of 6 million shares rather than its 0.10% proportionate share). The prospectus pursuant to which any discounted offering is made will include a chart for these examples based on the actual number of shares in such offering and the actual discount from the most recently determined NAV. It is not possible to predict the level of market price decline that may occur. These examples are provided for illustrative purposes only.

		50% Participation		150% Participation
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public		$12.63		$12.63
Net Proceeds per Share to Issuer		$12.00		$12.00
Decrease/Increase to Net Asset Value
Total Shares Outstanding	30,000,000	36,000,000	20%	36,000,000	20%
Net Asset Value per Share	$15.00	$14.50	(3.33)%	$14.50	(3.33)%
Dilution/Accretion to Participating Stockholder Shares Held by Stockholder A	30,000	33,000	10%	39,000	30%
Percentage Held by Stockholder A	0.10%	0.09%	(8.33)%	0.11%	8.33%
Total Net Asset Value Held by Stockholder A	$450,000	$478,500	6.33%	$565,500	25.67%
Total Investment by Stockholder A (Assumed to be $15.00 per Share on Shares Held Prior to Sale)		$487,895		$563,684
Total Dilution/Accretion to Stockholder A (Total Net Asset Value Less Total Investment)		$(9,395)		$1,816
Investment per Share Held by Stockholder A (Assumed to Be $15.00 on Shares Held Prior to Sale)	$15.00	$14.78	(1.44)%	$14.45	(3.64)%
Net Asset Value per Share Held by Stockholder A		$14.50		$14.50
Dilution/Accretion per Share Held by Stockholder A (Net Asset Value per Share Less Investment per Share)		$(0.28)		$0.05	0.40%
Percentage Dilution/Accretion to Stockholder A (Dilution per Share Divided by Investment per Share)			(1.96)%		0.32%

  Impact on New Investors

        Investors who are not currently stockholders and who participate in an offering of shares of the Company's common stock below NAV, but whose investment per share is greater than the resulting NAV due to selling compensation and expenses paid by the Company, will experience an immediate decrease, although small, in the net asset value of their shares and their NAV compared to the price they pay for their shares. Investors who are not currently stockholders and who participate in an offering of shares of the Company's common stock below NAV and whose investment per share is also less than the resulting NAV due to selling compensation and expenses paid by the Company being significantly less than the discount per share, will experience an immediate increase in the net asset value of their shares and their NAV compared to the price they pay for their shares. These investors will experience a disproportionately greater participation in the Company's earnings and assets and their voting power than the Company's increase in assets, potential earning power and voting interests due to such offering. These investors will, however, be subject to the risk that the Company may make additional discounted offerings in which such new stockholder does not participate, in which case such new stockholder will experience dilution as described above in such subsequent offerings. These investors may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential increases and decreases in NAV. This decrease could be more pronounced as the size of the offering and level of discounts increases.

        The following chart illustrates the level of dilution or accretion for new investors that would be experienced by a new investor in the same hypothetical 5%, 10%, 20% and 25% discounted offerings as described in the first chart above. The illustration is for a new investor who purchases the same percentage (0.10%) of the shares in the offering as Stockholder A in the prior examples held immediately prior to the offering. The prospectus pursuant to which any discounted offering is made will include a chart for these examples based on the actual number of shares in such offering and the actual discount from the most recently determined NAV. It is not possible to predict the level of market price decline that may occur. These examples are provided for illustrative purposes only.

		Example 1		Example 2		Example 3		Example 4
		5% Offering at 5% Discount		10% Offering at 10% Discount		20% Offering at 20% Discount		25% Offering at 25% Discount
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public		$15.00		$14.21		$12.63		$11.84	—
Net Proceeds per Share to Issuer		$14.25		$13.50		$12.00		$11.25	—
Decrease/Increase to Net Asset Value
Total Shares Outstanding	30,000,000	31,500,000	5%	33,000,000	10%	36,000,000	20%	37,500,000	25.00%
Net Asset Value per Share	$15.00	$14.96	(0.24)%	$14.86	(0.91)%	$14.50	(3.33)%	$14.25	(5.00)%
Dilution/Accretion to New Investor A
Shares Held by Investor A	0	1,500		3,000		6,000		7,500	—
Percentage Held by Investor A	0.00%	0.00%		0.01%		0.02%		0.02%	—
Total Net Asset Value Held by Investor A	$0	$22,446		$44,591		$87,000		$106,875	—
Total Investment by Investor A (At Price to Public)		$22,500		$42,632		$75,789		$88,816	—
Total Dilution/Accretion to Investor A (Total Net Asset Value Less Total Investment)		$(54)		$1,959		$11,211		$18,059	—
Investment per Share Held by Investor A	$0	$15.00		$14.21		$12.63		$11.84	—
Net Asset Value per Share Held by Investor A		$14.96		$14.86		$14.50		$14.25	—
Dilution/Accretion per Share Held by Investor A (Net Asset Value per Share Less Investment per Share)		$(0.04)		$0.65		$1.87		$2.41	—
Percentage Dilution/Accretion to Investor A (Dilution per Share Divided by Investment per Share)			(0.24)%		4.60%		14.79%		20.33%

Conditions to Sales Below NAV

        If stockholders approve this proposal, the Company will only issue shares of its common stock at a price below NAV pursuant to this stockholder proposal if the following conditions are met:

  •
  a "required majority" of the Company's directors have determined that any such sale would be in the best interests of the Company and its stockholders; and

  •
  a "required majority" of the Company's directors, in consultation with the underwriter or underwriters of the offering if it is to be underwritten, have determined in good faith, and as of a time immediately prior to the first solicitation by or on behalf of the Company of firm commitments to purchase such common stock or immediately prior to the issuance of such common stock, that the price at which such shares of common stock are to be sold is not less than a price which closely approximates the market value of those shares of common stock, less any distributing commission or discount.

        Under the Investment Company Act, a "required majority" of directors means both a majority of the Company's directors who have no financial interest in the transaction and a majority of the Company's independent directors. For these purposes, directors will not be deemed to have a financial interest solely by reason of their ownership of the Company's common stock.

        Prior to the time of issuance, the Board may determine to issue shares of the Company's common stock below NAV in a registered public offering or in a private placement either with or without an obligation to seek to register their resale at the request of the holders. The Board may also determine to use an underwriter or placement agent to assist in selling such shares of common stock if it concludes that doing so would assist in marketing such shares of common stock on favorable terms.

Key Stockholder Considerations

        Before voting on this proposal or giving proxies with regard to this matter, stockholders should consider the potentially dilutive effect of the issuance of shares of the Company's common stock at a price that is less than NAV and the expenses associated with such issuance. Any sale of common stock at a price below NAV would result in an immediate dilution to existing common stockholders who do not participate in such sale on at least a pro rata basis. This dilution would include reduction in NAV as a result of the issuance of shares at a price below NAV and a proportionately greater decrease in a stockholder's interest in the earnings and assets of the Company and voting interest in the Company than the increase in the assets of the Company resulting from such issuance.

        The Investment Company Act establishes a connection between common stock sale price and NAV because, when common stock is sold or otherwise issued at a sale price below NAV, the resulting increase in the number of outstanding shares is not accompanied by a proportionate increase in the net assets of the issuer. The Board will consider the potential dilutive effect of the issuance of shares of common stock at a price below NAV when considering whether to authorize any such issuance pursuant to the stockholder approval being sought here.

        Stockholders should also consider that they will have no subscription, preferential or preemptive rights to additional shares of the common stock proposed to be authorized for issuance pursuant to this proposal, and thus any future issuance of common stock at a price below NAV will dilute such stockholders' holdings of common stock as a percentage of shares outstanding to the extent such stockholders do not purchase sufficient shares of common stock in the offering or otherwise to maintain their percentage interest. Further, if current stockholders of the Company do not purchase any shares of common stock to maintain their percentage interest, regardless of whether such offering is above or below the then current NAV, their voting power will be diluted.

        As discussed above, it should be noted that the maximum number of shares of common stock issuable below NAV that could result in such dilution is limited to 25% of the Company's then outstanding common stock.

        The affirmative vote of holders of at least a "majority," as defined in the Investment Company Act, of (1) the outstanding shares of the Company's common stock and (2) the outstanding shares of the Company's common stock held by persons that are not affiliated persons of the Company, is required to approve this proposal. Under the Investment Company Act, the vote of holders of a "majority" means the vote of the holders of the lesser of (a) 67% or more of the outstanding shares of the Company's common stock present or represented by proxy at the Special Meeting if the holders of more than 50% of the shares of the Company's common stock are present or represented by proxy or (b) more than 50% of the outstanding shares of the Company's common stock. Abstentions and broker non-votes, if any, will have the effect of a vote against this proposal.

        The Board recommends voting FOR this proposal to authorize the Company to sell or otherwise issue shares of its common stock at a price below its then current NAV subject to the limitations set forth in this proposal.

 STOCKHOLDER NOMINATIONS AND PROPOSALS FOR THE 2021 ANNUAL MEETING

        Stockholders may present proper nominations of candidates for director or other proposals for inclusion in the Company's proxy statement and proxy card for consideration at the 2021 Annual Meeting of Stockholders by submitting such nominations or proposals in writing to the Secretary of the Company in a timely manner, calculated in the manner provided in Rule 14a-8(e) of the Exchange Act, applicable state law and the Company's charter and bylaws (as amended, the "Bylaws"). The Company expects that the 2021 Annual Meeting of Stockholders will be held in June 2021, but the exact date, time and location of such meeting have yet to be determined.

Deadlines for Submitting Stockholder Proposals for Inclusion in the Company's Proxy Statement and Proxy Card

        To be considered timely under Rule 14a-8(e) of the Exchange Act for inclusion in the Company's proxy statement and proxy card for a regularly scheduled annual meeting, a stockholder's proposal must be received at the Company's principal executive offices not less than 120 calendar days before the anniversary of the date the Company's proxy statement was released to stockholders for the previous year's annual meeting. Accordingly, a stockholder's proposal must be received no later than November 30, 2020 in order to be included in the Company's proxy statement and proxy card for the 2021 Annual Meeting.

Deadlines for Submitting Notice of Stockholder Proposals for Consideration at the Company's Annual Meeting

        The deadline for submitting notice of a stockholder's nomination of a candidate for director or other proposal for consideration at the 2021 Annual Meeting, under the Company's current Bylaws, is not earlier than the 150th day prior to the first anniversary of the date the proxy statement for the preceding year's annual meeting was released to stockholders nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date the proxy statement for the preceding year's annual meeting was released to stockholders; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the anniversary of the date of the preceding year's annual meeting, notice by the stockholder to be timely must be delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of (1) the 120th day prior to the date of such annual meeting, as originally convened, or (2) the tenth day following the day on which public announcement of the date of such meeting is first made. Accordingly, a stockholder's nomination of a candidate for director or other proposal must be received no earlier than October 31, 2020 and no later than 5:00 p.m., Eastern Time, on November 30, 2020 in order to be considered at the 2021 Annual Meeting. In order to be considered timely, such notice shall be delivered to the Secretary at the principal executive office of the Company and shall set forth all information required under Section 11 of Article II of the Bylaws.

FINANCIAL STATEMENTS AVAILABLE

        We will furnish, without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 to any stockholder upon request. Requests should be directed to our Investor Relations Department at Ares Capital Corporation, 245 Park Avenue, 44th Floor, New York, New York 10167 or 888-818-5298.

 HOUSEHOLDING OF PROXY MATERIALS

        The Commission has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year a number of brokers with account holders who are the Company's stockholders will be "householding" the Company's proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. If you have received notice from your broker that it will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. We will promptly deliver a separate copy of these documents to you upon written or oral request to our Investor Relations Department at Ares Capital Corporation, 245 Park Avenue, 44th Floor, New York, New York 10167 or 888-818-5298. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker. Stockholders who currently receive multiple copies of the proxy statement and annual report at their addresses and would like to request "householding" of their communications should contact their brokers.

Important Notice Regarding the Availability of Proxy Materials for the
Special Meeting of Stockholders to be held on August 13, 2020

The Notice of Special Meeting and Proxy Statement are available at https://materials.proxyvote.com/04010L.

 OTHER MATTERS

        Under Maryland law, the only matters that may be acted on at a special meeting of stockholders are those stated in the Notice of Special Meeting. Accordingly, other than procedural matters relating to the proposals, no other business may properly come before the Special Meeting. Should any procedural matter requiring a vote of stockholders arise, it is the intention of the persons named in the proxy to vote in accordance with their discretion on such procedural matters.

        You are cordially invited to attend the Special Meeting in person. Whether or not you plan to attend the Special Meeting, you are requested to promptly fill out, sign, date and mail the enclosed proxy card or authorize your proxy by telephone or through the Internet as soon as possible.

        The Company currently intends to hold the Special Meeting in person. However, the Company is actively monitoring developments in connection with the coronavirus (COVID 19) pandemic and is sensitive to the public health and travel concerns that stockholders may have and the protocols or guidance that federal, state and local governments and agencies such as the Center for Disease Control and World Health Organization may recommend or impose. In the event it is not possible or advisable to hold the Special Meeting in person, the Company will announce alternative arrangements for the meeting as promptly as possible, which may include holding the Special Meeting solely by means of remote communication. If the Special Meeting will be held solely by remote communication, the Company will announce that fact as promptly as practicable, and details on how to participate will be issued by press release, posted on the website at which the Company's proxy materials are available at https://materials.proxyvote.com/04010L, and filed with the U.S. Securities and Exchange Commission as additional proxy material. Please monitor the website at which the Company's proxy materials are available at https://materials.proxyvote.com/04010L for updated information. As always, the Company encourages you to vote your shares at the Special Meeting.

By Order of the Board of Directors,
Michael J Arougheti Co-Chairman of the Board of Directors
Bennett Rosenthal Co-Chairman of the Board of Directors

New York, New York
June 8, 2020

VIEW MATERIALS & VOTE w SCAN TO ARES CAPITAL CORPORATION 245 PARK AVENUE 44TH FLOOR NEW YORK, NY 10167 AUTHORIZE YOUR PROXY BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. AUTHORIZE YOUR PROXY BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. AUTHORIZE YOUR PROXY BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D19187-S02551 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. ARES CAPITAL CORPORATION The Board of Directors recommends a vote "FOR" Proposal 1. For Against Abstain ! ! ! 1. To authorize the Company, with the approval of its board of directors, to sell or otherwise issue shares of its common stock at a price below its then current net asset value per share subject to the limitations set forth in the proxy statement for the special meeting of stockholders (including, without limitation, that the number of shares issued does not exceed 25% of the Company's then outstanding common stock). ! For address changes, please check this box and write them on the back where indicated. NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as an attorney, executor, administrator, guardian or corporate officer, please provide your FULL title. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at https://materials.proxyvote.com/04010L. D19188-S02551 PROXY — ARES CAPITAL CORPORATION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ARES CAPITAL CORPORATION FOR A SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 13, 2020 The undersigned hereby appoints R. Kipp deVeer, Mitchell Goldstein, Michael L. Smith, Joshua M. Bloomstein and Naseem Sagati Aghili, or any one of them, and each with full power of substitution, to act as attorneys and proxies for the undersigned to attend a Special Meeting of Stockholders of Ares Capital Corporation, a Maryland corporation (the "Company"), to be held at the offices of Kirkland & Ellis LLP, 2049 Century Park East, Suite 3700, Los Angeles, California 90067, or by means of remote communication (as described below), at 3:00 p.m., Los Angeles Time, and any adjournments or postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting, and any adjournments or postponements thereof, and otherwise to represent the undersigned at the meeting, and any adjournments or postponements thereof, with all powers possessed by the undersigned if personally present at the meeting. The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Special Meeting of Stockholders and a Proxy Statement, the terms of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to such meeting, and any adjournments or postponements thereof. The Company intends to hold the Special Meeting in person. However, the Company is actively monitoring developments in connection with the coronavirus (COVID-19) outbreak and is sensitive to the public health and travel concerns that stockholders may have and the protocols or guidance that federal, state and local governments and agencies such as the Center for Disease Control and World Health Organization may recommend or impose. In the event that it is not possible or advisable to hold the Special Meeting in person, the Company will announce alternative arrangements for the meeting as promptly as possible, which may include holding the Special Meeting solely by means of remote communication. If the Special Meeting will be held solely by means of remote communication, the Company will announce that fact as promptly as practicable, and details on how to participate will be issued by press release, posted on the website at which the Company's proxy materials are available at https://materials.proxyvote.com/04010L and filed with the U.S. Securities and Exchange Commission as additional proxy material. Please monitor the website at which the Company's proxy materials are available at https://materials.proxyvote.com/04010L for updated information. As always, the Company encourages you to vote the shares at the Special Meeting. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED HEREIN. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" PROPOSAL 1. Please mark, sign, date and return this proxy in the enclosed envelope. (If you noted any Address Changes above, please mark corresponding box on the reverse side.) Your vote is important. Please vote immediately. CONTINUED AND TO BE SIGNED ON REVERSE SIDE Address Changes:

QuickLinks

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
STOCKHOLDER NOMINATIONS AND PROPOSALS FOR THE 2021 ANNUAL MEETING
FINANCIAL STATEMENTS AVAILABLE
HOUSEHOLDING OF PROXY MATERIALS
Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on August 13, 2020
The Notice of Special Meeting and Proxy Statement are available at https://materials.proxyvote.com/04010L.
OTHER MATTERS